Exhibit 99.3

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Jeffrey M. Solomon and Owen S. Littman, or either of them, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Orthofix International N.V. (the “Company”) directly or indirectly beneficially owned by Ramius LLC or any of its affiliates (collectively, the “Ramius Group”), (ii) any solicitation of written consents to call a special meeting of shareholders of the Company (the “Consent Solicitation”), and (iii) any proxy solicitation of the Ramius Group to elect any person designated by the Ramius Group as directors of the Company (collectively with the Consent Solicitation, the “Solicitations”).  Such action shall include, but not be limited to:

1.           executing for and on behalf of the undersigned that certain Schedule 13D dated January 12, 2009, and any amendments thereto, filed by the Ramius Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitations;

2.           executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitations;

3.           executing for and on behalf of the undersigned all Joint Filing and Solicitation Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Ramius Group;

4.           performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5.            taking any other action of any type whatsoever in connection with the Solicitations, including entering into any settlement agreement, that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Ramius Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January 2009.

/s/ Peter A. Feld
PETER A. FELD

/s/ J. Michael Egan
J. MICHAEL EGAN

/s/ Steven J. Lee
STEVEN J. LEE

/s/ Charles T. Orsatti
CHARLES T. ORSATTI